[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.2

AMENDMENT NO. 1

TO THE COMMON STOCK PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 (the “Amendment”) TO THE COMMON STOCK PURCHASE AGREEMENT dated December 6, 2017 (the “Agreement”) is entered into as of March 30, 2018, by and among Rezolute, Inc., a Delaware corporation (formerly known as AntriaBio, Inc.) (the “Company”), and XOMA Corporation, a Delaware corporation (“Purchaser”).  Terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, the Purchaser and the Company entered into the Agreement and now desire to amend certain provisions of such Agreement;

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Sections 1.2, 1.4 and 1.5 of the Agreement are each hereby amended and restated in their entirety as follows:

1.2 Initial Closing. The initial purchase and sale of the Shares shall take place remotely via the exchange of documents and signatures within five (5) business days following the earlier of (1) the closing of an equity or debt financing of the Company occurring after January 1, 2018 resulting in gross proceeds to the Company of at [*], or (2) the initiation of the second cohort for the Company’s clinical study of its [*] (which time, date and place are referred to in this Agreement as the “Initial Closing”) (the “Initial Closing”).  At the Initial Closing, the Company shall deliver to the Purchaser 7,000,000 of shares of the Company’s Common Stock (the “Initial Closing Shares”). The Company shall instruct VStock Transfer, LLC (the “Transfer Agent”) to register such issuance via book entry at the time of such issuance.

1.4 Qualified Financing Closing.  A subsequent purchase and sale of Shares shall take place remotely via the exchange of documents and signatures concurrently with the closing of a Qualified Financing (as defined below), or at such other time as the Company and Purchaser shall mutually agree (which time, date and place are referred to in this Agreement as the “Qualified Financing Closing”).  At the Qualified Financing Closing, the Company shall deliver to Purchaser that number of Shares, and/or other securities issued in a Qualified Financing (the “Qualified Financing Shares”) equal to a quotient, the numerator of which shall be: (i) Eight Million Five Hundred Thousand Dollars ($8,500,000); minus (ii) the Interim Financing Value represented by Shares issued to Purchaser prior to the Qualified Financing; and the denominator of which shall be: (x) in the case of a Qualified Financing that is an equity financing, the price per share of the stock (or units, if additional securities are issued together with stock) sold in the Qualified Financing; or (y) in the case of a Qualified Financing that is non-dilutive to the Company, the weighted average of the closing bid and asked prices or the average closing prices of the Common Stock on the Principal Market for the ten day trading period prior to the announcement of such Qualified Financing.  A “Qualified Financing” shall mean an equity or debt financing event resulting in aggregate gross cash proceeds to the Company of at least $20 million.  The Company shall provide Purchaser a written notice specifying the date of the Qualified Financing Closing, which notice shall be delivered no less than ten (10) business days prior to the date of the Qualified Financing Closing.  For the avoidance of doubt, in the event that the Initial Closing has not occurred prior to the Qualified Financing Closing, the Company shall issue both the First Closing Shares and the Qualified Financing Shares at the Qualified Financing Closing.

1.5 2019 Closing.  In the event that the Qualified Financing Closing has not occurred on or prior to March 31, 2019, then a purchase and sale of the Shares shall take place remotely via the exchange of documents and signatures on April 1, 2019 (which time, date and place are referred to in this Agreement as the “2019 Closing”).  The Initial Closing, each Interim Closing, the Qualified Financing Closing and the 2019 Closing is each referred to herein as a “Closing” and, together the “Closings.”  At the 2019 Closing, the Company shall deliver to the Purchaser that number of Shares, (the “2019 Shares”) equal to Eight Million Five Hundred Thousand Dollars ($8,500,000) divided by the weighted average of the closing bid and asked prices or the average closing prices of the Common Stock on the Principal Market for the ten day trading period prior to the 2019 Closing.  For the avoidance of doubt, in the event that a Qualified Financing occurs after the 2019 Closing, the Qualified Financing Shares will be issued in accordance with the terms hereof in addition to the Initial Closing Shares and the 2019 Shares.

THE FOREGOING SETS FORTH THE ENTIRE SUBJECT MATTER OF THE AMENDMENT AND OTHER THAN AS SET FORTH HEREIN, ALL OTHER TERMS AND CONDITIONS OF THE AGREEMENT SHALL REMAIN IN FULL FORCE AND EFFECT.  THE GENERAL PROVISIONS OF ARTICLE 10 OF THE AGREEMENT ARE INCORPORATED HEREIN AND ARE APPLICABLE TO THIS AMENDMENT.

IN WITNESS WHEREOF, the undersigned parties have duly executed this Amendment as of the date first above written.

COMPANY:

REZOLUTE, INC.

By:/s/ Morgan Fields

Name:Morgan Fields

Title:Chief Accounting Officer

Date:30-Mar-2018

PURCHASER:

XOMA CORPORATION

By:/s/ Jim Neal

Name:Jim Neal

Title:Chief Executive Officer

Date:30-Mar-2018